UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

MONSANTO COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Monsanto/Bayer Merger Agreement Q&A – Compensation and Benefits

1.	What happens to my base pay?

Monsanto’s current base pay practices will remain the same until at least the close. After the close and until December 31, 2018, Bayer will maintain, at minimum, the base salary or wages for continuing employees that was in effect prior to close.

2.	How will annual incentives be affected before and after the close of the acquisition?

For Monsanto’s 2017 fiscal year, annual incentives will be determined and paid in the ordinary course of business. If the merger closes prior to the end of the fiscal year, a prorated award will be paid at the closing based on actual and forecasted performance.

Your annual incentive opportunity at target will be maintained through December 31, 2018.

We anticipate a transition from Monsanto’s annual incentive plan to Bayer’s incentive plan after the close. Details regarding the transition will be provided at a later date.

3.	What happens to my employee stock options if my employment is terminated prior to close?

The terms and conditions of your outstanding stock options will not change. This means that if you voluntarily terminate employment (other than for retirement) prior to closing you will forfeit your unvested stock options.

For clarity on how stock options will be treated in the event of retirement or an involuntary termination prior to close, please refer to your stock options terms and conditions on myHR.

4.	What will happen to employee stock options following close?

At the time of closing, each unvested stock option will vest. All vested options will settle in cash, without any action on the part of the option holder. The amount of the cash payment will be determined as follows: (i) the number of shares subject to the option, multiplied by (ii) the excess, if any, of $128 over the grant price (exercise price) of the option, less applicable tax withholding. The cash payment will be made as soon as reasonably practical following the closing.

For example, if you were granted 100 stock options on Oct. 26, 2015 at a grant price of $91.34, upon close the options would automatically vest and you would receive:

100 stock options x ($128-91.34) = $3,666 cash payment, less applicable taxes.

For more information, please contact Merrill Lynch or myHR.

5.	What will happen to employee time-based restricted stock units (RSUs) prior to close?

The terms and conditions of your outstanding RSUs will not change. This means that if you voluntarily terminate employment (other than for retirement) prior to closing you will forfeit your unvested RSUs.

For clarity on how RSUs will be treated in the event of retirement or an involuntary termination prior to close, please refer to your RSU terms and conditions on myHR.

6.	What will happen to employee time-based restricted stock units (RSUs) granted prior to September 14, 2016 upon close?

At the time of closing, each unvested RSU award granted prior to September 14, 2016 will vest and convert into a cash amount valued at $128 per RSU awarded and begin accruing interest at the short-term federal rate (expected to be less than 1%).

The cash award will be settled on the earlier of the original vesting date under the RSU award agreement or your termination date, subject to applicable tax withholding.

For example, if you received 100 RSUs on Oct. 26, 2015, you would receive:

100 RSUs x $128 = $12,800 plus interest, less applicable taxes.

For a detailed description of the treatment of RSUs following a change of control, please refer to the applicable RSU award agreement.

For more information, please contact Merrill Lynch or myHR.

7.	Will there be a long term incentive grant for fiscal 2017?

It is anticipated the Board of Directors will support fiscal 2017 long term incentives that will be delivered 100% in the form of time-based Restricted Stock Units.

The terms and conditions of any RSU awards made after September 14, 2016 will be communicated at the time of the grant.

8.	Will severance benefits be affected prior to the close of the acquisition?

Prior to closing, your current severance benefits will remain in effect.

9.	Will severance benefits be affected following the close of the acquisition?

For U.S. employees: The Monsanto Company Salaried and Hourly Employee’s Separation Plan will remain in effect for two years following the closing. For information on qualifying terminations and plan benefits, please see the Summary Plan Description, which is available at [ ].

For employees outside of the United States: If you experience a qualifying termination of employment between the closing of the acquisition and December 31, 2018, your benefits will be determined under the severance plan or policy currently in effect. Local labor laws and policies will apply.

10.	If I am eligible for Monsanto retiree medical benefits, what will happen?

Monsanto’s current retiree medical plans will remain in effect through at least the close. Bayer will determine the retiree medical program post close.

11.	Will other compensation and other benefits be affected following the close of the acquisition?

Until December 31 of the year in which the acquisition closes, Bayer has agreed to provide other compensation and benefits that are no less favorable than those provided to continuing employees prior to closing. Effective January 1 following the year the acquisition closes, Bayer will transition continuing employees onto Bayer compensation and benefit plans.

12.	How will my years of service at Monsanto be treated following the close of the acquisition?

For purposes of the Bayer benefit plans, Bayer generally will recognize your prior service to the same extent as recognized by Monsanto, subject to customary exceptions.

13.	What will happen to my Savings & Investment Plan (SIP), Pension Plan, or other retirement plans?

We recognize how important these benefits are to you and your family. Monsanto’s current retirement plans will remain in effect until at least the close. Bayer will determine the retirement program for continuing employees post close.

14.	What if I’m covered under a collective bargaining agreement?

Employees who are covered by a collective bargaining agreement will remain subject to the terms of such agreement, rather than the terms of the merger agreement described above regarding post-closing compensation and benefits.

Additional Information and Where to Find It
This communication relates to the proposed merger transaction involving Monsanto Company (“Monsanto”) and Bayer Aktiengesellschaft (“Bayer”). In connection with the proposed merger, Monsanto and Bayer intend to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including Monsanto’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the Proxy Statement or any other document that Monsanto may file with the SEC or send to its stockholders in connection with the proposed merger. STOCKHOLDERS OF MONSANTO ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, http://www.sec.gov, and Monsanto’s website, www.monsanto.com, and Monsanto stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Monsanto. In addition, the documents (when available) may be obtained free of charge by directing a request to Corporate Secretary, Monsanto Company, 800 North Lindbergh Boulevard, St. Louis, Missouri 63167, or by calling (314) 694-8148.

Participants in Solicitation
Monsanto, Bayer and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Monsanto common stock in respect of the proposed transaction. Information about the directors and executive officers of Monsanto is set forth in the proxy statement for Monsanto’s 2016 annual meeting of stockholders, which was filed with the SEC on December 10, 2015, and in Monsanto’s Annual Report on Form 10-K for the fiscal year ended August 31, 2015, which was filed with the SEC on October 29, 2015. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Cautionary Statements Regarding Forward-Looking Information
Certain statements contained in this communication may constitute “forward-looking statements.” Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include the following: the risk that Monsanto stockholders do not approve the transaction; uncertainties as to the timing of the transaction; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the announcement of the transaction; the retention of certain key employees at Monsanto; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing and completion of the merger; the impact of the transaction on the Company’s credit rating; other factors detailed in Monsanto’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended August 31, 2015 and Monsanto’s other filings with the SEC, which are available at http://www.sec.gov and on Monsanto’s website at www.monsanto.com; and other factors discussed in Bayer’s public reports which are available on the Bayer website at www.bayer.com. Monsanto assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Brand Website Announcement, posted to https://www.aganytime.com/dekalb/Pages/default.aspx

Monsanto and Bayer have announced plans to create a global leader in agriculture. What does this mean for you?

In the near term, there are no changes to your account or account representative. Our business is operating as usual.

You will continue to enjoy the same products that you had before. But where this really starts to pay off for you is the next wave of products. We will become a stronger partner to you by bringing better solutions to market at a faster rate than ever.

Together, Monsanto and Bayer will be better positioned than ever to deliver the next generation of innovative products like no one ever has before, so that you can grow more food while advancing sustainable agricultural practices. This combination can increase the options available by offering you a broader choice of products to meet your needs, including enhanced solutions in seeds and traits, digital agriculture, and crop protection.

Nothing changes for farmers with this announcement. Until the transaction closes, which will be many months from now, Monsanto and Bayer will remain two separate companies – we will continue to operate as usual and the way you interact with us will not change. We will continue to supply all of our current products and deliver the high-quality service you have come to expect from us.

Should you have any questions, please reach out to your current account representative. You may also visit www.advancingtogether.com for additional information about today’s announcement. Thank you for your continued partnership during this exciting time.

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving Monsanto Company (“Monsanto”) and Bayer Aktiengesellschaft (“Bayer”). In connection with the proposed merger, Monsanto and Bayer intend to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including Monsanto’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the Proxy Statement or any other document that Monsanto may file with the SEC or send to its stockholders in connection with the proposed merger. STOCKHOLDERS OF MONSANTO ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, http://www.sec.gov, and Monsanto’s website, www.monsanto.com, and Monsanto stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Monsanto. In addition, the documents (when available) may be obtained free of charge by directing a request to Corporate Secretary, Monsanto Company, 800 North Lindbergh Boulevard, St. Louis, Missouri 63167, or by calling (314) 694-8148.

Participants in Solicitation

Monsanto, Bayer and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Monsanto common stock in respect of the proposed transaction. Information about the directors and executive officers of Monsanto is set forth in the proxy statement for Monsanto’s 2016 annual meeting of stockholders, which was filed with the

SEC on December 10, 2015, and in Monsanto’s Annual Report on Form 10-K for the fiscal year ended August 31, 2015, which was filed with the SEC on October 29, 2015. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Cautionary Statements Regarding Forward-Looking Information

Certain statements contained in this communication may constitute “forward-looking statements.” Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include the following: the risk that Monsanto stockholders do not approve the transaction; uncertainties as to the timing of the transaction; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the announcement of the transaction; the retention of certain key employees at Monsanto; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing and completion of the merger; the impact of the transaction on the Company’s credit rating; other factors detailed in Monsanto’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended August 31, 2015 and Monsanto’s other filings with the SEC, which are available at http://www.sec.gov and on Monsanto’s website at www.monsanto.com; and other factors discussed in Bayer’s public reports which are available on the Bayer website at www.bayer.com. Monsanto assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.